Exhibit 21

SUBSIDIARIES

1.     First Regional Bank, a California corporation (wholly owned by First Regional Bancorp);

2.     First Regional Statutory Trust II (a statutory trust organized under the laws of the State of Connecticut and wholly owned by First Regional Bancorp);

3.     First Regional Statutory Trust III (a statutory trust organized under the laws of the State of Connecticut and wholly owned by First Regional Bancorp);

4.     First Regional Statutory Trust IV (a statutory trust organized under the laws of the State of Delaware and wholly owned by First Regional Bancorp);

5.     First Regional Statutory Trust V (a statutory trust organized under the laws of the State of Delaware and wholly owned by First Regional Bancorp);

6.     First Regional Statutory Trust VI (a statutory trust organized under the laws of the State of Delaware and wholly owned by First Regional Bancorp);

7.     First Regional Statutory Trust VII (a statutory trust organized under the laws of the State of Delaware and wholly owned by First Regional Bancorp);